                                                                                                   EXHIBIT 32.1
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned, Juhani Taskinen, Chief Executive Officer, and Trupti Mehta Principal Accounting Officer, of Princeton Security Technologies, Inc. (the “Registrant”) do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Annual Report on Form 10-K for the period December 31, 2009 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  September 15, 2010                                                         By:  /s/ Juhani Taskinen
Juhani Taskinen
Chief Executive Officer

September 15, 2010                                                      By:  /s/ Trupti Mehta
Principal Accounting
Officer

 * A signed original of this written statement required by Section 906 has been provided to Princeton Security Technologies, Inc. and will be retained by Princeton Security Technologies, Inc. and furnished to the Securities Exchange Commission or its staff upon request.